UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                 August 1, 2002


                            TOMAHAWK INDUSTRIES, INC.
                 -----------------------------------------------
                 (EXACT NAME OF REGISTRANT SPECIFIED IN CHARTER)


   NEVADA                          0-9483                        95-3502207
--------------------------------------------------------------------------------
  (STATE OF                  (COMMISSION FILE                  (IRS EMPLOYER
INCORPORATION)                   NUMBER)                     IDENTIFICATION NO.)


                              211 West Wall Street
                              Midland, TEXAS 79701
               --------------------------------------------------
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


                                 (915) 682-1761
               --------------------------------------------------
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


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

ITEM 5.  OTHER EVENTS.

     On August 2, 2002, Tomahawk Industries, Inc. ("Tomahawk") announced that it had entered into an Agreement and Plan of Reorganization, (the "Reorganization Agreement") which sets forth the terms and conditions of a proposed business combination of Tomahawk and Cryotherm, Inc. a Delaware corporation ("CRYO"). Pursuant to the Reorganization Agreement, CRYO'S shareholders will exchange 100% of the outstanding shares of CRYO for 25,000,000 newly issued, post reverse shares of Tomahawk. CRYO will, as a result, become a wholly-owned subsidiary of Tomahawk.

     Cryotherm, Inc. was formed in January 2002 as a Delaware corporation to finance the commercialization of a revolutionary new product-line of low-cost, pollution-free, energy-extraction technologies created by Inventor, Robert D. Hunt, that can convert low-temperature heat, cryogenic cold, and kinetic energy resources into megawatts of electricity at costs competitive to fossil fuel-generated power. Robert D. Hunt has exclusively licensed to Cryotherm the worldwide rights to make, use and sell energy-generating products and services based upon Hunt's inventions and patents. Low-cost electricity generated by these energy technologies may qualify for Renewable Energy Certificates and Carbon-Emission Credits tradable internationally under the Kyoto Protocol and in the U.S. under various municipal, state and federal energy diversity programs which encourage Homeland energy security, domestic energy independence, and environmental protection through the adoption of new, clean, distributed energy technologies (such as Cryotherm's).


     At the Effective Time of the Reorganization (as defined in the Reorganization Agreement), all shares of CRYO common stock, par value $0.001 per share (the "CRYO Common Stock") shall collectively be converted into that number of post reverse shares of common stock, $.001 par value per share, of Tomahawk (the"Tomahawk Common Stock") . At the Effective Time of the Reorganization,
Tomahawk will issue a total of 25 million shares of Initial Tomahawk Reorganization Stock to the stockholders of CRYO, at which time an aggregate of 25,141,593 million shares of Fully-Diluted Tomahawk Stock will be issued and outstanding.

     Consummation of the Reorganization is subject to various conditions, including the approval by the CRYO stockholders, the receipt of required regulatory approvals, and the completion of due diligence. A copy of the Reorganization Agreement is attached hereto as Exhibit 2.

     There can be no assurance that the Reorganization (or any of the transactions contemplated thereby) will be consummated or, if consummated, as to the timing thereof.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND Exhibits.

(a): Financial  statements of business  acquired.
     (1) Financial statements of Cryotherm Inc., a Delaware corporation, will be filed by amendment to this Form 8-K not later that sixty (60) days from the filing of this report.

(b): Pro forma financial information
     (2) Pro forma financial information regarding the reorganization will be filed by amendment to this Form 8-K not later than sixty (60) days from the filing of this report.

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(c): Exhibits:

     2.1 Agreement and Plan of Reorganization dated August 2, 2002, among Tomahawk Industries, Inc., Cryotherm, Inc. and certain stockholders of Cryotherm, Inc.


                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            Tomahawk Industries, Inc.



                            By: /s/Glenn Little
                            -----------------------
                            Glenn Little, President

Dated:  August 5, 2002


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